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                                    Exhibit 5

                                                              April 6, 2000


eSpeed, Inc.
One World Trade Center
105th Floor
New York, New York 10048

              Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

              We have acted as counsel to eSpeed, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 10,625,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share, which may be issued under the Company's 1999 Long-Term Incentive Plan and Employee Stock Purchase Plan (collectively, the "Plans").

              In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plans, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

              Based upon the foregoing, we are of the following opinion:

              The Shares, when issued in accordance with the terms of the Plans, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.


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              We are expressing the opinion above as members of the Bar of the
State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware (the "DGCL"), the applicable provisions of the Delaware Constitution and the reported decisions interpreting the DGCL.

              We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Morgan, Lewis & Bockius LLP